UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 14, 2021

Date of Report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-39317	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

(602) 244-6600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ON	The Nasdaq Stock Market LLC
Preferred Stock, Series B Junior Participating, Purchase Rights	N/A	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 14, 2021, ON Semiconductor Corporation (the “Company”) completed its previously announced private unregistered offering of $700 million aggregate principal amount of its 0% Convertible Senior Notes due 2027 (the “Initial Notes”), and, on May 19, 2021, the Company issued an additional $105 million aggregate principal amount of its 0% Convertible Senior Notes due 2027 (the “Additional Notes” and, together with the Initial Notes, the “Notes”) upon exercise of the initial purchasers’ option to purchase such Additional Notes.

Indenture

The Notes were issued under an Indenture (the “Indenture”), dated as of May 14, 2021, by and among the Company, the Guarantors (as defined below) and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Indenture provides, among other things, that the Notes will mature on May 1, 2027, unless earlier repurchased or redeemed by the Company or converted pursuant to their terms.

The Notes are fully and unconditionally guaranteed, on a joint and several basis, by each of the Company’s subsidiaries (the “Guarantors”) that is a borrower or guarantor under the Company’s Credit Agreement, dated as of April 15, 2016, as subsequently amended, by and among the Company, as borrower, the several lenders party thereto, Deutsche Bank AG New York Branch, as administrative agent and collateral agent, and certain other parties (as amended, extended, renewed, restated, supplemented or otherwise modified from time to time (the “Credit Agreement”). In the future, the Notes will be fully and unconditionally guaranteed by each of the Company’s U.S. subsidiaries that becomes a borrower or guarantees any indebtedness under the Credit Agreement.

The Company estimates the net proceeds from the offering of the Notes to be approximately $787.3 million, after deducting the initial purchasers’ discounts but before deducting offering expenses payable by the Company. The Company intends to use the net proceeds from the offering of the Notes, together with cash on hand, (i) to pay the approximately $66.5 million cost of the Convertible Note Hedges (as defined below) (after such cost is partially offset by the proceeds to the Company from the sale of the Warrants (as defined below), (ii) to repurchase or exchange approximately $372.4 million aggregate principal amount outstanding of the Company’s existing 1.625% Convertible Senior Notes due 2023 (the “2023 Notes”) pursuant to the 2023 Notes Transactions (as defined below), (iii) to repay up to $300.0 million of the existing outstanding indebtedness under the Company’s revolving credit facility under the Credit Agreement and related transaction fees and expenses, if any, and (iv) with respect to the remainder of the net proceeds, if any, for general corporate purposes, including the repurchase of shares of the Company’s common stock, par value $0.01 per share (“Common Stock”).

The Company may redeem for cash all or any portion of the Notes, at the Company’s option at any time and from time to time, on or after May 1, 2024 if the last reported sale price of the Common Stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any consecutive 30 trading-day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides the related notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid special interest, if any, to, but excluding, the redemption date. No sinking fund is provided for the Notes.

Prior to the close of business on the business day immediately preceding February 1, 2027, holders of the Notes may convert their Notes at their option only under the following circumstances: (i) during any calendar quarter commencing after the calendar quarter ending on June 30, 2021 (and only during such calendar quarter), if the last reported sale price of the Common Stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (ii) during the five consecutive business-day period after any five consecutive trading-day period in which the trading price per $1,000 principal amount of the Notes for each trading day of such period was less than 98% of the product of the last reported sale price of Common Stock and the conversion rate on each such trading day; (iii) if the Company calls any or all of the Notes for redemption, at any time prior to the close of business on the second scheduled trading day immediately preceding the redemption date; or (iv) upon the occurrence of specified corporate transactions described in the Indenture. On or after February 1, 2027, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders of the Notes may convert all or a portion of their Notes at any time.

Upon conversion, the Company will pay cash up to the aggregate principal amount of the Notes to be converted and pay or deliver, as the case may be, cash, shares of Common Stock or a combination of cash and Common Stock at the Company’s election, in respect of the remainder, if any, of the Company’s conversion obligation in excess of the aggregate principal amount of the Notes being converted. The initial conversion rate is 18.8796 shares of Common Stock per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $52.97 per share). The conversion rate is subject to adjustment upon the occurrence of certain specified events as set forth in the Indenture. In addition, following certain corporate events that occur prior to the maturity date or if the Company delivers a notice of redemption, the Company will increase, in certain circumstances, the conversion rate for a holder who elects to convert its Notes in connection with such corporate event or notice of redemption. The maximum number of shares of Common Stock issuable in connection with the conversion of the Notes is 21,657,237.

Upon the occurrence of a fundamental change (as defined in the Indenture), subject to certain conditions, holders of the Notes may require the Company to repurchase all or a portion of the Notes for cash at a price equal to 100% of the principal amount of the Notes to be repurchased, plus any accrued and unpaid special interest, if any, to, but excluding, the repurchase date.

The Indenture contains customary events of default. In the event of certain events of bankruptcy, insolvency or reorganization involving the Company or any of its significant subsidiaries, 100% of the principal of the Notes plus accrued and unpaid special interest, if any, may be declared immediately due and payable, subject to certain conditions in the Indenture. In the case of any other event of default, the Trustee or the holders of at least 30% in principal amount of the then-outstanding Notes may declare the Notes to be due and payable immediately.

Certain of the initial purchasers of the Notes and their respective affiliates have, from time to time, performed, and may in the future perform, certain commercial banking, financial advisory, investment banking and other services for the Company and its affiliates in the ordinary course of their business, for which they received or will receive customary fees and commissions.

The foregoing descriptions of the Indenture and the Notes are qualified in their entirety by reference to the full text of the Indenture and the Form of Global 0% Senior Convertible Note due 2027, copies of which are filed as Exhibit 4.1 and 4.2, respectively, to this Current Report on Form 8-K (this “Current Report”) and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth in Item 1.01 of this Current Report are incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosures set forth in Items 1.01 and 8.01 of this Current Report are incorporated herein by reference.

The offer and sale of the Notes and the guarantees to the initial purchasers were made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and for resale by the initial purchasers to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the initial purchasers in the purchase agreement pursuant to which the Company sold the Notes to the initial purchasers.

Any shares of Common Stock issuable upon conversion of the Notes will be issued in transactions anticipated to be exempt from registration under the Securities Act pursuant to Section 3(a)(9) thereof. The Company does not intend to file a registration statement covering the resale of the Notes, the guarantees by the Guarantors or the shares of Common Stock issuable upon conversion of the Notes, if any.

The Company sold the Warrants described below to the Counterparties (as defined below) in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Company relied on this exemption from registration based in part on representations made by the Counterparties. The Warrants and the shares of the Common Stock issuable upon exercise of the Warrants, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. To the extent that any shares of Common Stock are issued upon exercise of the Warrants by any of the Counterparties pursuant to the respective Warrants, such shares will be issued in transactions anticipated to be exempt from registration under the Securities Act pursuant to Section 3(a)(9) thereof.

Any shares of Common Stock issued in connection with the 2023 Notes Transactions, including in connection with the termination of the Existing Warrant Transactions (as defined below), will be issued in transactions exempt from registration under the Securities Act pursuant to Section 3(a)(9) thereof.

Item 8.01.	Other Events.

Convertible Note Hedge Transactions

In connection with the pricing of the Initial Notes on May 11, 2021, and in connection with the exercise by the initial purchasers of their option to purchase Additional Notes on May 17, 2021, the Company entered into privately negotiated convertible note hedge transactions (collectively, the “Convertible Note Hedges”) with respect to the Common Stock with certain of the initial purchasers or their affiliates (collectively, the “Counterparties”). The Convertible Note Hedges cover, subject to customary anti-dilution adjustments, the number of shares of Common Stock that initially underlie the Notes, and are expected to reduce the potential dilution to the Common Stock and/or offset potential cash payments in excess of the principal amount upon conversion of the Notes.

The Convertible Note Hedges are expected generally to reduce the potential dilution to the Common Stock upon conversion of the Notes and/or offset the potential cash payments in excess of the principal amount of the converted Notes the Company is required to make in the event that the market price per share of the Common Stock, as measured under the terms of the Convertible Note Hedges, at the time of exercise is greater than the strike price of the Convertible Note Hedges.

The Convertible Note Hedges are separate transactions entered into by the Company with the Counterparties and are not part of the terms of the Notes. Holders of the Notes do not have any rights with respect to the Convertible Note Hedges.

A copy of the form of confirmation for the Convertible Note Hedges is filed as Exhibit 10.1 to this Current Report and is incorporated by reference herein. The foregoing description of the terms of the Convertible Note Hedges does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Warrant Transactions

In addition, in connection with the pricing of the Initial Notes on May 11, 2021, and in connection with the exercise by the initial purchasers of their option to purchase Additional Notes on May 17, 2021, the Company separately entered into privately negotiated warrant transactions with the Counterparties, whereby the Company sold to the Counterparties warrants (collectively, the “Warrants”) to acquire, collectively, subject to anti-dilution adjustments, the same number of shares of Common Stock covered by the Convertible Note Hedges at an initial strike price of $74.34 per share, which represents a premium of 100% over the closing price of the Common Stock of $37.17 per share on May 11, 2021 and is subject to certain adjustments under the terms of the Warrants. The maximum number of shares of Common Stock issuable in connection with the Warrants is 30,396,160. The proceeds from the sale of the Warrants to the Counterparties will be used to offset the cost of the Convertible Note Hedges. If the market value per share of the Common Stock, as measured under the Warrants, exceeds the strike price of the Warrants, the Warrants will have a dilutive effect on the Company’s earnings per share. Additionally, if the market value per share of the Common Stock, as measured under the Warrants, exceeds the strike price of the Warrants during the measurement period at the maturity of such Warrants, the Company will owe the Counterparties a number of shares of the Common Stock in an amount based on the excess of such market price per share of the Common Stock over the strike price of the Warrants.

The Warrant transactions are separate transactions entered into by the Company with the Counterparties and are not part of the terms of the Notes. Holders of the Notes do not have any rights with respect to the Warrants.

A copy of the form of confirmation for the Warrants is filed as Exhibit 10.2 to this Current Report and is incorporated by reference herein. The foregoing description of the terms of the Warrants does not purport to be complete and is qualified in its entirety by reference to such exhibit.

2023 Notes Repurchase

Contemporaneously with the pricing of the Initial Notes, the Company entered into separate and individually negotiated private transactions with certain holders of the 2023 Notes to repurchase or exchange approximately $372.4 million in aggregate principal amount of the 2023 Notes for an aggregate of approximately $507.0 million in cash and approximately 5.4 million shares of Common Stock on terms negotiated with each holder (the “2023 Notes Transactions”). In connection with the issuance of the 2023 Notes, the Company entered into convertible note hedge transactions (the “Existing Convertible Note Hedge Transactions”) with certain financial institutions (the “Existing Counterparties”) and also entered into separate warrant transactions (the “Existing Warrant Transactions”) with the Existing Counterparties. In connection with the 2023 Notes Transactions, the Company entered into agreements with the Existing Counterparties to terminate a portion of: (i) the Existing Convertible Note Hedge Transactions in a notional amount corresponding to the principal amount of the 2023 Notes repurchased or exchanged and (ii) the Existing Warrant Transactions with respect to a number of shares of Common Stock equal to the notional shares underlying such 2023 Notes repurchased or exchanged. In connection with such terminations and the related unwinding of the existing hedge position of the Existing Counterparties with respect to such transactions, such Existing Counterparties and/or their respective affiliates may have purchased or sold shares of Common Stock in secondary market transactions and/or entered into or unwound various derivative transactions with respect to the Common Stock concurrently with or shortly after the pricing of the Initial Notes. This activity could affect the market price of the Common Stock. In connection with such terminations, the Company received on a net basis from the existing counterparties an aggregate of approximately 2.4 million shares of Common Stock.

Forward-Looking Statements

This Current Report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the views of the Company’s management regarding current expectations and projections about future events and are based on currently available information. Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, but not limited to, those discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, Part I, Item 1A, “Risk Factors” and any subsequent Quarterly Reports on Form 10-Q as well as those discussed elsewhere in this Current Report. Other unknown or unpredictable factors also could have a material adverse effect on the Company’s business, financial condition and results of operations. Accordingly, readers should not place undue reliance on these forward-looking statements. The use of words such as “may,” “plans to,” “intends to,” “expected to,” “expects” and “estimates,” among others, generally identify forward-looking statements; however, these words are not the exclusive means of identifying such statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. The Company is not under any obligation and does not intend to publicly update or review any of these forward-looking statements, except as may be required by law, whether as a result of new information, future events or otherwise, even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with this report.

Exhibit No.	Description

4.1	Indenture, dated as of May 14, 2021, among the Company, the guarantors party thereto and Wells Fargo Bank, National Association

4.2	Form of Global 0% Convertible Senior Note due 2027 (included in Exhibit 4.1)

10.1	Form of Confirmation for Convertible Note Hedges

10.2	Form of Confirmation for Warrants

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ON SEMICONDUCTOR CORPORATION (Registrant)

Date: May 19, 2021	By:	/s/ THAD TRENT
Thad Trent
Executive Vice President, Chief Financial Officer, and Treasurer